                                                                   EXHIBIT 23(a)

                              CONSENT OF COUNSEL

     The consent of Alston & Bird to the use of their opinion as to the legality of the securities covered by this Registration Statement and to the reference to such firm under the caption "Legal Opinion" is contained in their opinion filed as Exhibit 5 to the Registration Statement.


                                                                   ALSTON & BIRD